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Exhibit 99.2

                            INGEN TECHNOLOGIES, INC.

                                   SCOTT SAND

                              EMPLOYMENT AGREEMENT


         This Agreement is dated this 21st day of September, 2006 by and between SCOTT R. SAND ("SAND") and Ingen Technologies, Inc. ("INGEN"), and is hereinafter referred to as the "Agreement."

                                        I

                                    RECITALS

         A. INGEN desires to enter into a new agreement with SAND wherein SAND will continue to serve as President and CEO of INGEN.

         B. INGEN and SAND have reviewed this agreement and any documents delivered pursuant hereto and have taken such additional steps and reviewed such additional documents and information as deemed necessary to make an informed decision to enter into this Agreement.

         C. Each of the parties hereto desires to make certain representations, warranties and agreements in connection herewith and also to describe certain conditions hereto.

                                       II

                                    AGREEMENT

         Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

         1. JOB OR TASK DESCRIPTION: SAND will have the following duties and responsibilities: President and Chief Executive Officer

         2. TERM: The term of this agreement is for a period of five years from the date first written above.

         3. COMPENSATION:

                  A. STOCK: SAND is entitled to 300,000 shares of INGEN common stock per year of this Agreement, issued on the first day of each year of this Agreement. The stock shall be pro-rated if SAND serves less than a full year in any particular year of this Agreement. Any stock provided hereunder will be restricted stock subject to Rule 144 of the SEC and other restrictions as may be company policy.

                  As incentive for SAND to enter into a 5 year exclusive employment agreement with INGEN, SAND has the option to convert this stock entitlement to options for any shares due hereunder, at an exercise price of $.04 per share (the price of INGEN stock as quoted on the Pink Sheets on the date of this Agreement). Any such option shall be exercisable within 5 years of its creation.

                  SAND's stock entitlement herein cannot be diluted by INGEN stock splits, if any, during the term of this Agreement.

                  B. CASH: Cash compensation will be negotiated in good faith depending on the services actually provided by SAND and the performance of the company. All compensation per this Agreement shall be fair and in the light of and commensurate with compensation made to others employed by INGEN and/or in accordance with industry standards. Cash compensation is reviewable on or before the anniversary date of this "Agreement." SAND's gross cash compensation for the first year of this Agreement is $200,000, payable in 24 co-equal installments (first and 15th of each month). The parties may agree on a cash bonus structure at any time during the course of this Agreement.

                  C. EXPENSES: INGEN will pay the reasonable costs and expenses of SAND directly related to his performance of his position or tasks herein, provided that such expenses are submitted to INGEN and approved in advance.


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                  D. INSURANCE: INGEN will provide errors and omissions
         insurance in an adequate amount to protect SAND during the term of this Agreement.

                  E. EMPLOYEE: Unless otherwise indicated below, SAND will be an employee of the company, which will be responsible for withholding applicable taxes.

                  F. BENEFITS: Other non-cash benefits, if any, will be supplied by INGEN to SAND as negotiated by the parties (if and when funds are available for any such use).

         4.  CONFIDENTIALITY.

A. THIS AGREEMENT. The provisions of this Agreement are confidential and private and are not to be disclosed to outside parties (except on a reasonable need to know basis only) without the express, advance consent of all parties hereto or by order of a court of competent jurisdiction.

      B. PROPRIETARY INFORMATION. SAND agrees and acknowledges that during the course of this agreement in the performance of his duties and responsibilities that he will come into possession or knowledge of information of a confidential nature and/or proprietary information of INGEN.

         Such confidential and/or proprietary information includes but is not limited to the following of INGEN, its agents, contractors, employees and all affiliates: corporate and/or financial information and records of INGEN or any client, customer or associate of INGEN; information regarding artists or others under contract, or in contact with, INGEN; customer information; client information; shareholder information; business contacts, investor leads and contacts; employee information; documents regarding INGEN's website and any INGEN product, including intellectual property.

           SAND represents and warrants to INGEN that he will not divulge confidential, proprietary information of INGEN to anyone or anything without the advance, express consent of INGEN, and further will not use any proprietary information of INGEN for his or anyone else's gain or advantage during and after the term of this agreement.

         5. FURTHER REPRESENTATIONS AND WARRANTIES. SAND acknowledges that this is a full time position and represents that he will perform all his duties and functions herein in a timely, competent and professional manner. SAND represents and warrants that he will be fair in his dealing with INGEN and will not knowingly do anything against the interests of INGEN.

         6. SURVIVAL OF WARRANTIES AND REPRESENTATIONS: The parties hereto agree that all warranties and representations of the parties survive the closing of this transaction.

         7. TERMINATION. This agreement is expressly not "at will." It can be terminated by INGEN only for cause, after reasonable notice and opportunity to correct any alleged deficiencies. SAND may request a hearing of the full Board of Directors to defend himself against any attempt of INGEN to terminate this Agreement. Any final determination of termination must be made by majority vote of the INGEN Board of Directors (after such a hearing, if requested). SAND must give at least 60 days notice if he intends to resign. Any compensation due SAND ends on the date his resignation is effective (stock entitlement shall be pro-rated for the year of the resignation).


                                       III

                            MISCELLANEOUS PROVISIONS

         1. EXPENSES: Each party shall bear its respective costs, fees and expenses associated with the entering into or carrying out its obligations under this Agreement.

         2. INDEMNIFICATION: Any party, when an offending party, agrees to indemnify and hold harmless the other non-offending parties from any claim of damage of any party or non-party arising out of any act or omission of the offending party arising from this Agreement.


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         3. NOTICES: All notices required or permitted hereunder shall be in writing and shall be deemed given and received when delivered in person or sent by confirmed facsimile, or ten (10) business days after being deposited in the United States mail, postage prepaid, return receipt requested, addressed to the applicable party as the address as follows:

                  SAND:  285 E. County Line Road, Calimesa, CA 92320

                  INGEN:  35193 Avenue "A," Suite-C, Yucaipa, CA 92399

         4. BREACH: In the event of a breach of this Agreement, ten (10) days written notice (from the date of receipt of the notice) shall be given. Upon notice so given, if the breach is not so corrected, the non-breaching party may take appropriate legal action per the terms of this Agreement.

         5. ASSIGNMENT: This Agreement is assignable only with the written permission of INGEN.

         6. AMENDMENT: This Agreement is the full and complete, integrated agreement of the parties, merging and superseding all previous written and/or oral agreements and representations between and among the parties, and is amendable in writing upon the agreement of all concerned parties. All attachments hereto, if any, are deemed to be a part hereof.

         7. INTERPRETATION: This Agreement shall be interpreted as if jointly drafted by the parties. It shall be governed by the laws of the State of California applicable to contracts made to be performed entirely therein.

         8. ENFORCEMENT: If the parties cannot settle a dispute between them in a timely fashion, either party may file for arbitration within Riverside County, California. Arbitration shall be governed by the rules of the American Arbitration Association. The arbitrator(s) may award reasonable attorneys fees and costs to the prevailing party. Either party may apply for injunctive relief or enforcement of an arbitration decision in a court of competent jurisdiction within Riverside County, California.

         9. COUNTERPARTS: This Agreement may be executed in counterparts each of which shall be deemed an original and all of which together shall constitute one and the same agreement. Facsimile signatures shall be considered as valid and binding as original signatures.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first written above.


                                                     /s/ Scott R. Sand
                                                     ---------------------------
                                                     SCOTT R. SAND

                                                     INGEN TECHNOLOGIES, INC.


                                                     /s/ Thomas J. Neavitt
                                                     ---------------------------
                                                     BY:  THOMAS J. NEAVITT
                                                          SECRETARY